Exhibit 99.1

1999 Bryan Street, Suite 3500 Dallas, Texas 75201 +1 214.638.0145

Press Release

FOR IMMEDIATE RELEASE	September 13, 2024

Jacobs Solutions Announces Record Date and Distribution Date for the Spin-Off of Its

Critical Mission Solutions and Cyber & Intelligence Government Services Businesses

Record date set for September 23, 2024

Distribution date and closing date for spin-off and merger with Amentum set for September 27, 2024

Amazon Holdco Inc. to be renamed “Amentum Holdings, Inc.,” effective as of the completion of the spin-off and merger

DALLAS – Jacobs (NYSE:J) announced today that its Board of Directors has set the close of business on September 23, 2024, as the record date for the spin-off distribution of its Critical Mission Solutions and Cyber & Intelligence government services businesses. The spin-off is part of Jacobs’ previously announced plan to separate these businesses and merge them with Amentum in a Reverse Morris Trust transaction. The spin-off and merger are expected to be completed at 4:05 p.m. and 4:10 p.m. Eastern Time, respectively, on September 27, 2024, and will create a new publicly traded company listed on the NYSE named Amentum Holdings, Inc. (“Amentum”).

Jacobs CEO Bob Pragada said, “This is an important milestone in establishing two leading companies, both with a clear strategy for long-term value creation. Jacobs will continue to operate as a premier technology-enabled solutions provider, and under CEO John Heller, Amentum will be a leading provider of engineering and technology solutions for the U.S., the U.K. and other allied governments.”

Distribution

Holders of Jacobs common stock will be entitled to receive one share of Amentum common stock for every one share of Jacobs common stock held as of the close of business on September 23, 2024, the record date for the distribution. No shareholder action is necessary to receive shares in the distribution. Jacobs shareholders who hold Jacobs common stock on the record date will receive a book-entry account statement reflecting their ownership of Amentum common stock or their brokerage account will be credited with Amentum common stock.

Immediately after completion of the spin-off and merger transactions, Jacobs’ shareholders will own 51% of the issued and outstanding shares of common stock of Amentum, and Jacobs will own 7.5%. An additional 4.5% of issued and outstanding common stock of Amentum (the “contingent consideration”) will be placed in escrow, to be released and delivered in the future to Jacobs and its shareholders or the former sole equityholder of Amentum, depending on the achievement of certain fiscal year 2024 operating profit targets by Jacobs’ Critical Mission Solutions and Cyber & Intelligence government services businesses. To the extent Jacobs and its shareholders become entitled to any portion of the contingent consideration, the first 0.5% of the outstanding and issued shares of Amentum will be released from escrow and delivered to Jacobs. Any further contingent consideration to which Jacobs and its shareholders may become entitled will be distributed on a pro rata basis to Jacobs’ shareholders as of a record date to be determined in the future. In all, Jacobs and its shareholders are expected to own between 58.5% and 63% of the issued and outstanding shares of common stock of Amentum. Any shares of contingent consideration to which Jacobs and its shareholders do not become entitled to receive will be delivered to the former sole equityholder of Amentum. Jacobs intends to dispose of its stake in Amentum within 12 months of the distribution.

Additional details about the distribution are described in the information statement included as part of the registration statement on Form 10 (the “Form 10”) filed by Amazon Holdco Inc., which will be renamed Amentum Holdings, Inc., with the U.S. Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov.

The spin-off and merger remain subject to the satisfaction or waiver of certain conditions described in the Form 10 including, but not limited to, the effectiveness of the Form 10. If certain closing conditions are not satisfied or waived in advance of September 23, 2024, Jacobs may elect to change the record date to a later date.

Trading Details

Jacobs expects that a “when-issued” public trading market for Amentum common stock will commence on the New York Stock Exchange (“NYSE”) on or about September 24, 2024, and will continue up to and including the distribution date of Friday, September 27, 2024, under the ticker symbol “AMTM WI.” Jacobs also anticipates that “regular-way” trading of Amentum common stock will begin on September 30, 2024, under the ticker symbol “AMTM.” After completion of the distribution, Jacobs will continue to trade in the regular way on the NYSE under the ticker symbol “J.”

Beginning on or about September 24, 2024, and continuing up to and including the distribution date, it is expected that there will be two ways to trade Jacobs common stock on the NYSE: with or without the distribution of Amentum common stock. Jacobs shareholders who sell their shares of Jacobs common stock in the “regular way” market under the ticker symbol “J” from the record date and up to and including the distribution date will be selling their right to receive shares of Amentum in connection with the distribution. Jacobs’ shareholders who sell their shares of Jacobs common stock in the “ex-distribution” market, under the ticker symbol “J WI,” beginning on or about September 24, 2024, and continuing until and including the distribution date will sell their Jacobs shares but retain their right to receive shares of Amentum common stock in connection with the distribution. In addition, Jacobs shareholders who sell shares under the symbol “AMTM WI” will be selling their right to receive shares of Amentum common stock in connection with the distribution, but will retain their Jacobs shares. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling shares of Jacobs common stock on or before the distribution date.

About Jacobs

At Jacobs, we’re challenging today to reinvent tomorrow by solving the world’s most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $16 billion in annual revenue and a talent force of more than 60,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sector. Visit jacobs.com and connect with Jacobs on Facebook, Instagram, LinkedIn and X.

About Amentum

Amentum is a leader in global engineering, project management and solutions integration, trusted to modernize the most critical missions anywhere in the world. Driven to create a safer, smarter, cleaner world, we innovate as a team of inventive doers passionate about making a difference. Underpinned by a strong culture of ethics, safety and inclusivity, Amentum is fiercely committed to operational excellence and successful execution. Headquartered in Chantilly, Virginia, we have more than 35,000 employees in 79 countries in all 7 continents. Visit us at amentum.com to learn how we solve what’s next.

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Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” “target,” “goal” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning the expected timing of our plans to spin off and merge with Amentum the CMS business and the above-referenced portion of the DVS business (hereinafter referred to collectively as the combined business or the combined company) in a proposed transaction that is intended to be tax-free to shareholders for U.S. federal income taxes purposes, Jacobs’ and its shareholders’ respective ownership percentages in the combined company, the disposition of Jacobs’ retained stake in the combined company, the expected timing or amount of any future distribution of contingent consideration, structure and tax treatment of the proposed transaction, the ability of the parties to complete the proposed transaction, the potential benefits and synergies of the proposed transaction, including future financial and operating results and strategic benefits, the description of the combined company’s anticipated revenue, business and growth opportunities, and the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, and any assumptions underlying any of the foregoing.

Although such statements are based on Jacobs’ and Amentum’s current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements.

Such factors include uncertainties as to the structure and timing of the proposed transaction, the impact of the proposed transaction on Jacobs and the combined company if the proposed transaction is completed, the possibility that the proposed transaction may not qualify for the expected tax treatment, the possibility that closing conditions for the proposed transaction may not be satisfied or waived, on a timely basis or otherwise, the risk that any consents or approvals required in connection with the proposed transaction may not be received, the risk that the proposed transaction may not be completed on the terms or in the time-frame expected by the parties, unexpected costs, charges or expenses resulting from the proposed transaction, business and management strategies and the growth expectations of the combined entity, risk relating to the combination and integration of the businesses and the ability to implement its business strategy and realize the expected benefits, including the ability to realize the estimated synergies, the inability of Jacobs and the combined entity to retain and hire key personnel, customers or suppliers while the proposed transaction is pending or after it is completed, as well as other factors that may impact Jacobs or the combined business, such as competition from existing and future competitors in its target markets, financial market risks that may affect Jacobs or the combined business, including by affecting Jacobs’ or the combined business’ access to capital, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets, the impact of a possible recession or economic downturn on our results, prospects and opportunities, and geopolitical events and conflicts, the risk that disruptions from the proposed transaction will impact the Jacobs’ or Amentum’s business, the risk that the separation of the businesses from Jacobs may be more difficult than expected, a possible decrease in the trading price of Jacobs’ shares, as well as factors related to our business or detailed from time to time in Jacobs’ reports filed with the SEC. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 29, 2023, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, our Quarterly Reports on Form 10-Q, as well as Jacobs’ other filings with the SEC. Jacobs is not under any duty to update any of the forward-looking statements after the date of this presentation to conform to actual results, except as required by applicable law. We encourage you to read carefully the risk factors, as well as the financial and business disclosures contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other documents we file from time to time with the SEC.

Contacts:

Investors

Ayan Banerjee, Senior Vice President – Finance, Treasury, Investor Relations & Corporate Development:

JacobsIR@jacobs.com

Media

Louise White, Senior Vice President – Marketing, Communications & Brand:

+1 (469) 724-0810

louise.white@jacobs.com